OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
--------------------------------------------------------------------------------

                                                               Three Months Ended                      Six Months Ended
                                                        --------------------------------         ---------------------------------
                                                          April 26,        April 27,               April 26,            April 27,
                                                            1998              1997                   1998                 1997
BASIC:

Net income available for common stockholders            $1,670,000           $  558,000           $1,411,000           $  243,000
                                                        ==========           ==========           ==========           ==========

Weighted average number of
          common shares outstanding                      5,814,000            5,809,000            5,811,000            5,809,000
                                                        ==========           ==========           ==========           ==========

Basic earnings per common share                         $     0.29           $     0.10           $     0.24           $     0.04
                                                        ==========           ==========           ==========           ==========


DILUTED:

Net income available for common stockholders            $1,670,000           $  558,000           $1,411,000           $  243,000
                                                        ==========           ==========           ==========           ==========

Weighted average number of
          common shares outstanding                      5,814,000            5,809,000            5,811,000            5,809,000

Dilutive effect of stock options                            24,000               20,000               24,000               15,000
                                                        ----------           ----------           ----------           ----------

Weighted average number of shares outstanding            5,838,000            5,829,000            5,835,000            5,824,000
                                                        ==========           ==========           ==========           ==========

Diluted earnings per common share                       $     0.29           $     0.10           $     0.24           $     0.04
                                                        ==========           ==========           ==========           ==========